UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2008

MEDPRO SAFETY PRODUCTS, INC.
(Formerly, Dentalserv.com)
(Exact name of registrant as specified in Charter)

Nevada	000-49768	91-2015980
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification
incorporation or organization)		No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices)

(859) 225-5375
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On August 18, 2008, MedPro Safety Products, Inc. (“MedPro”) and Vision Opportunity Master Fund, Ltd. (“Vision”) amended the Series J Warrant held by Vision to give Vision the right to purchase 1,493,779 shares of Series B Stock at a purchase price of $8.72. The original Series J Warrant gave the holder the right to purchase 5,975,116 shares of common stock at a purchase price of $2.18. Each share of Series B Stock converts into 4 shares of common stock at the present conversion price of $2.18 per share. Because the total price of Series B Stock under the amended Series J Warrant is the same as the total price of common stock under the original Series J Warrant, the exchange for Series B Stock had no effect on the value of the Series J Warrant.

     Also on August 18, 2008, MedPro and Vision amended the Series A, B and C Warrants held by Vision to purchase shares of common stock held by Vision so that the Warrants may be exercised so long as Vision owns no more than 9.9% of MedPro’s outstanding common stock instead of 4.9% in the original Warrants, and to make certain technical changes as to how those percentages are calculated.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Adoption of MedPro Safety Products, Inc. 2008 Stock and Incentive Compensation Plan

     On August 18, 2001, the Company’s board of directors adopted the MedPro Safety Products, Inc. 2008 Stock and Incentive Compensation Plan (“2008 Plan”). The total number of shares of common stock available for issuance pursuant to awards under the 2008 Plan is 7,500,000 shares. The 2008 Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, and cash performance awards. The 2008 Plan became effective upon adoption by the board of directors. The 2008 Plan must be approved by shareholders in order to award incentive stock options. The board of directors plans to submit the 2008 Plan for shareholder approval at MedPro’s annual meeting of shareholders to be held in the fourth quarter of 2008.

     Also on August 18, 2008, the board of directors awarded options to purchase a total of 3,000,000 shares to directors, officers and employees at an exercise price of $1.81 per share. The exercise price is equal to the per share valuation of MedPro’s common stock agreed upon with the holders of MedPro’s Series A Convertible Preferred Stock in connection with those holders’ purchase of preferred stock and warrants to purchase common stock for $13 million on December 28, 2007. The options may be exercised only on January 31, 2013. If before that date either the recipient terminates service with the Company or a change of control of the Company occurs, then the recipient must exercise the options 30 days after the event triggering exercise occurs. The Company will incur substantial compensation expense in the third quarter as a result of the option grants. The amount of that expense had not been determined as of the date of this report.

Name	Position	Number of Shares

W. Craig Turner	Chairman of the Board and Chief Executive Officer	1,050,000

Walter W. Weller	President and Chief Operating Officer, Director	1,050,000

Marc T. Ray	Vice President-Finance and Chief Financial Officer	350,000

Warren Rustand	Director	100,000

Gary A. Peterson	Director	100,000

Purposes of the 2008 Plan

     The purposes of the 2008 Plan are to increase growth and profitability, provide competitive compensation while retaining the benefits of tax deferral, attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and motivate directors and key employees to contribute to MedPro’s success.

Shares Subject to the Plan

     The 2008 Plan authorizes the issuance of a maximum of 7,500,000 common shares for awards to employees and directors, subject to adjustment as described below. If an award granted under the 2008 Plan expires or terminates without exercise, the shares no longer subject to that award will again become available for issuance under the Plan. A maximum of 1,500,000 common shares subject to stock-based awards or $1,000,000 for cash-based awards may be granted during any one fiscal year to any one individual. A maximum of 300,000 shares may be issued upon the exercise of incentive stock options. A maximum number of 50,000 shares may be issued without consideration as restricted stock awards, restricted stock units or other “full-value awards.”

     Awards granted under the 2008 Plan must be evidenced by award agreements that state the terms and conditions of the awards and must otherwise be consistent with the provisions of the Plan.

Administration

     The 2008 Plan is initially administered by the board of directors, which has full power and authority to take all actions necessary to carry out the purpose and intent of the plan. The board may delegate the administration of the 2008 Plan to a committee comprised of two or more directors, who cannot be current or former employees or officers of MedPro. and cannot receive remuneration from MedPro in any capacity other than as directors. The committee will have full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including the authority to grant awards to employees and to interpret the plan, establish rules and regulations, and perform all other acts it believes reasonable and proper. Subject to the provisions of the Plan, the committee will have sole discretion to determine those eligible to receive awards, the amount, type, and timing of each award and the terms and conditions of the respective award agreements. The committee may modify outstanding awards, accelerate or change the time of exercise, or waive a lapse of a condition of an award, and establish conditions for earning awards. Modifications that may materially adversely affect an award cannot be made without the consent of the holder of the award

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     By resolution dated August 18, 2008, the Company’s board of directors designated 1,493,779 of the unissued preferred shares as Series B Convertible Preferred Stock (“Series B Stock”). The Series B Stock is issuable upon the exercise of MedPro’s Series J Warrant, as described under Item 1.01 above. The following is a summary of the material rights, preferences, privileges, and restrictions of the Series B Stock.

Ranking	The Series B Stock ranks equal to our Common Stock, but ranks junior to our Series A Stock and to our indebtedness.

Dividends	If we declare dividends, the Series B Stockholders will receive dividends on a pro rata basis with our Common Stockholders.

Liquidation Rights

Upon liquidation, dissolution or winding up of our company, the holder of Series B Stock is entitled to an amount equal to the amount distributable per share of Common Stock multiplied by the number of shares of Common Stock into which the Series B Stock can be converted.

Voting Rights	The Series B Stockholders have no voting rights except in the following limited circumstances:
      So long as there are 200,000 shares of Series B Stock outstanding, the affirmative vote of 75% of the Series B Stock is required for us to take the following actions:

      To authorize the issuance of a series of stock ranking equal or senior to the Series B

Stock with respect to the distribution of assets on liquidation, dissolution, and winding up.
      To amend provisions of the Series B Stock that will adversely affect any rights of the stock.

      To repurchase, redeem, or pay dividends on shares of common stock other than de minimus repurchases or contractual redemption obligations.

      To amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series B Stock.

      To make any unauthorized distribution to the holders of stock junior to the Series B Stock.

      To reclassify our outstanding securities in a way that adversely affects Series B Stock rights.

      To voluntarily file for bankruptcy, liquidate assets or make an assignment for the benefit of our creditors.

      To discontinue involvement in the business of commercializing medical devices.
Conversion Rights

The Series B Stock shares are convertible into shares of common stock at any time, in whole or in part, at the option of the holder thereof.

For each share of Series B Stock converted, the holder will be entitled to receive a number of shares of common stock equal to the quotient of: (1) $8.72, divided by (2) the conversion price in effect as of the date of the delivery of the holder’s notice of election to convert.

The conversion price is initially $2.18 per share, but is subject to adjustment for certain events, including stock splits, stock dividends, distributions, reclassifications or reorganizations. In addition, the conversion price is subject to adjustment if we issue additional shares of common stock or securities convertible into, or exchangeable for, common stock, in either case at a price per common share less than the conversion price then in effect. The conversion price adjustment does not apply to the issuance of shares in certain transactions identified in the certificate of designations unless the holder of the Series B Stock waives the restriction.

The Series B Stock cannot be converted into common stock if the conversion will result in the holder beneficially owning in the aggregate more than 9.9% of our common stock outstanding.

Buy-In Rights

If, upon receipt of a notice of conversion, we fail to transmit to the holder of Series B Stock, certificates representing the shares of common stock issuable upon conversion, and the holder is required to purchase shares of common stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then we must pay the holder in cash the amount by which the holder’s total purchase price for the common stock exceeds the amount obtained by multiplying, (1) the number of shares of common stock issuable upon conversion of the Series B Stock that we were required to deliver times, (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, we must either reinstate the shares of Series B Stock and the equivalent number of shares of common stock or deliver to the holder the number of shares of common stock that would have been issued if we have timely complied with our conversion and delivery obligations.

Rights if	If we cannot issue shares of common stock for any reason, we will issue as many shares of common

Unable to Fully Convert	stocks as we can. With respect to the unconverted Series B Stock, the holder can elect within 7 business days of MedPro’s receipt of notice:
      If we cannot fully convert because we failed to have a sufficient number of shares of common stock registered for resale under the registration, to require it to issue restricted shares of common stock.

      To void its conversion notice and retain the shares of Series B Stock.

      To exercise its buy-in rights.
No Preemptive Rights	A holder of Series B Stock will not have the right to subscribe for, purchase or receive any part of any new or additional shares of any class of our shares, or any of our debt securities convertible into shares, except for the holder’s conversion rights. Our board of directors will have the power to authorize the company to issue shares (other than Series B Stock) or debt securities on such terms and for such consideration as they deem advisable.

Restriction on Issuance of Stock	If at least 200,000 shares of Series B Stock are outstanding, the affirmative vote of 75% of the outstanding shares of Series B Stock is required to issue additional shares of Series B Stock.

Vote to Change Terms

If at least 200,000 shares of Series B Stock are outstanding, the affirmative vote of 75% of the outstanding shares of Series B Stock is required to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series B Stock.

Item 9.01   Financial Statement and Exhibits.

            (d)   Exhibits

Exhibit Number	Description
4.7	Amendment to Series J Warrant

4.9	Certificate of Designations, Series B Convertible Preferred Stock

4.10	Omnibus Amendment to Series A, B, and C Warrants held by Vision Opportunity Master Fund, Ltd.

10.9	MedPro Safety Products, Inc. 2008 Stock and Incentive Compensation Plan

10.10	Form of Nonqualified Stock Option Award Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Date: August 22, 2008	By:	/s/ Walter Weller Walter Weller,
President and Chief Operating Officer